PARKE BANCORP, INC.

                         CONSENT TO BE NAMED A DIRECTOR

         We, the undersigned directors of Parke Bank, do hereby consent to being appointed as directors of Parke Bancorp, Inc. (the "Company") by the Board of Directors of the Company on or about January 1, 2007:

/s/ Vito S. Pantilione               /s/ Arret F. Dobson
-----------------------------        ------------------------------
Vito S. Pantilione                   Arret F. Dobson

Date:  March 31, 2005                Date:  March 31, 2005

/s/ Thomas Hedenberg                 /s/ Edward Infantolino
-----------------------------        ------------------------------
Thomas Hedenberg                     Edward Infantolino

Date:  March 31, 2005                Date:  March 31, 2005

/s/ Anthony J. Jannetti              /s/ Jeffrey H. Kripitz
-----------------------------        ------------------------------
Anthony J. Jannetti                  Jeffrey H. Kripitz

Date:  March 31, 2005                Date:  March 31, 2005

/s/ Richard Phalines                 /s/ Jack C. Sheppard, Jr.
-----------------------------        ------------------------------
Richard Phalines                     Jack C. Sheppard, Jr.

Date:  March 31, 2005                Date:  April 1, 2005

/s/ Ray  H. Tresch
-----------------------------
Ray H. Tresch

Date:  March 31, 2005